SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

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245 Summer Street, Boston, MA 02210

Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed information statement provides important information regarding new managers that have been appointed to some of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements made by your Investment Team at Strategic Advisers, Inc. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you.

Should you have any questions, please call the appropriate number listed below.

•	For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday-Friday, 8 a.m. to 7 p.m. Eastern time, (Strategic Advisers® Emerging Markets Fund and Strategic Advisers® Value Fund).

•	For workplace participants [401(k), 403(b), or 457(b) accounts]: Please call 1-800-835-5095 (Strategic Advisers® Emerging Markets Fund of Funds and Strategic Advisers® Value Multi-Manager Fund).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

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IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® EMERGING MARKETS FUND

STRATEGIC ADVISERS® EMERGING MARKETS FUND OF FUNDS

STRATEGIC ADVISERS® VALUE FUND

STRATEGIC ADVISERS® VALUE MULTI-MANAGER FUND

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455 (EMERGING MARKETS AND VALUE FUNDS)

1-800-835-5095 (EMERGING MARKETS FUND OF FUNDS AND VALUE MULTI-MANAGER FUNDS)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about May 8, 2017 to shareholders of record as of April 17, 2017. This Information Statement is intended to inform you that new sub-advisers have been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on March 7, 2017 of the following sub-advisory arrangements:

Fund	Sub-Adviser
Strategic Advisers® Emerging Markets Fund (Emerging Markets Fund)	T. Rowe Price Associates, Inc. (T. Rowe Price) T. Rowe Price International Ltd. (TRPIL) (Sub-Subadviser)
Strategic Advisers® Emerging Markets Fund of Funds (Emerging Markets Fund of Funds)
Strategic Advisers® Value Fund (Value Fund)	J.P. Morgan Investment Management Inc. (JPMorgan)
Strategic Advisers® Value Multi-Manager Fund (Value Multi-Manager Fund)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint T. Rowe Price, TRPIL and JPMorgan (the New Sub-Advisers) as additional sub-advisers or sub-subadviser, as applicable, for each respective Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this Information Statement. Shares of the Emerging Markets Fund and the Value Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Emerging Markets Fund of Funds and the Value Multi-Manager Fund generally are available only through a retirement account or through an investment professional.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed each New Sub-Adviser as an additional sub-adviser to each respective Fund and approved each Agreement at an in-person meeting on March 7, 2017. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of each New Sub-Adviser under the terms of each Agreement was in the best interests of each respective Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund’s investment objective, policies and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Emerging Markets Fund	September 8, 2010	September 29, 2010
Emerging Markets Fund of Funds	March 1, 2012	April 16, 2012
Value Fund	March 5, 2010	March 5, 2010
Value Multi-Manager Fund	September 8, 2011	September 8, 2011

The management contract for each Fund was most recently renewed by the Board, including a majority of the Independent Trustees, on September 8, 2016. Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund’s records; maintaining the registration and qualification of the Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fee, payable monthly, to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Emerging Markets Fund, Emerging Markets Fund of Funds, and Value Fund through the expiration date shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of each Fund will not exceed the rates shown in the table below.

Fund	Strategic Advisers’ portion of the Management Fee	Management Fee Waiver Expiration Date	Maximum Aggregate Annual Management Fee Rate
Emerging Markets Fund	0.25%	September 30, 2019	1.20%
Emerging Markets Fund of Funds	0.30%	April 30, 2018	1.25%
Value Fund	0.25%	September 30, 2019	0.70%
Value Multi-Manager Fund	0.30%	—	1.00%

In addition, Strategic Advisers has agreed to reimburse the classes of the Emerging Markets Fund of Funds and the Value Multi-Manager Fund to the extent that total operating expenses (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of their average net assets, exceed the rates shown in the following table.

Fund	Class	Expense Cap	Expiration Date
Emerging Markets Fund of Funds	Retail	0.10%	April 30, 2018
	Class F	0.10%A	N/A
	Class L	0.10%	April 30, 2018
	Class N	0.35%	April 30, 2018
Value Multi-Manager Fund	Retail	0.90%	July 31, 2018
	Class F	0.81%A	N/A
	Class L	0.90%	July 31, 2018
	Class N	1.15%	July 31, 2018

A	The expense cap for Class F is voluntary and may be discontinued by Strategic Advisers at any time.

Strategic Advisers may not discontinue or modify the management fee waiver and expense reimbursement arrangements above prior to their expiration dates without the approval of the Board of Trustees, except the expense reimbursement arrangement for Class F of the Emerging Markets Fund of Funds and the Value Multi-Manager Fund. The addition of the New Sub-Advisers will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to the New Sub-Advisers, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Emerging Markets Fund	Acadian Asset Management LLC (Acadian), FIAM LLC (FIAM), FIL Investment Advisors (FIA), M&G Investment Management Limited (M&G), and Somerset Capital Management LLP (Somerset Capital).
Emerging Markets Fund of Funds	Acadian, FIA, FIAM, M&G, and Somerset Capital.
Value Fund	Aristotle Capital Management, LLC (Aristotle Capital), Robeco Investment Management, Inc. (dba Boston Partners (BP)), Brandywine Global Investment Management, LLC (Brandywine Global), FIAM, Geode Capital Management, LLC (Geode), and LSV Asset Management (LSV).
Value Multi-Manager Fund	Aristotle Capital, BP, Brandywine Global, FIAM, and LSV.

FIAM is an affiliate of Strategic Advisers. FIA has not currently been allocated a portion of the Emerging Markets Fund’s assets to manage. Acadian, FIA, FIAM, M&G and Somerset Capital have not currently been allocated a portion of the Emerging Markets Fund of Funds assets to manage. FIAM and Geode have not currently been allocated a portion of the Value Fund’s assets to manage. BP, FIAM and JPMorgan have not currently been allocated a portion of the Value Multi-Manager Fund’s assets to manage.

The following table shows management fees paid by the Funds to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Funds’ sub-advisers during the fiscal period ended February 28, 2017 for the Emerging Markets and Emerging Markets Fund of Funds and May 31, 2016 for the Value and Value Multi-Manager Funds.

Fund	Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersB	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Emerging Markets Fund	$8,400,623	0.18%	$6,020,636	0.13%
Emerging Markets Fund of Funds	$0	—	—	—
Value Fund	$21,193,653	0.1790%	$21,256,785	0.1796%
Value Multi-Manager Fund	$93,702	0.5108%	$38,732	0.2111%

A	After waivers reducing management fees in the amount of $11,429,557 for the Emerging Markets Fund, $35,290 for the Emerging Markets Fund of Funds and $29,545,310 for the Value Fund.

B	Differences between the amount of the management fees paid by the Funds to Strategic Advisers and the aggregate amount of sub-advisory fees paid by Strategic Advisers to sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISER

On March 7, 2017, pursuant to the “managers of managers” arrangement, the Board of Trustees approved separate investment advisory agreements with each New Sub-Adviser on behalf of each respective Fund. Pursuant to each Agreement, each New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of the assets of each Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments.

Pursuant to the Agreements, each New Sub-Adviser provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration

Statement), and such other limitations as the Trust, each Fund, the Board, or Strategic Advisers may impose. Each New Sub-Adviser will vote the respective Fund’s proxies in accordance with each New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted each New Sub-Adviser authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the respective Fund, Strategic Advisers pays each New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days’ written notice to each New Sub-Adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by each New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

Pursuant to the Sub-Subadvisory Agreement between T. Rowe Price and TRPIL on behalf of the Emerging Markets Funds, T. Rowe Price pays the sub-advisory fees due to TRPIL out of the sub-advisory fees paid to T. Rowe Price. The Emerging Markets Funds do not pay sub-advisory fees to TRPIL.

INFORMATION ABOUT T. ROWE PRICE AND TRPIL

(EMERGING MARKETS FUND AND EMERGING MARKETS FUND OF FUNDS)

T. Rowe Price’s main office is located at 100 East Pratt Street, Baltimore, Maryland 21202. TRPIL is located at 60 Queen Victoria Street, EC4N 4TZ London, United Kingdom. T. Rowe Price and TRPIL are not affiliated with Strategic Advisers.

Investment Process

While the sub-adviser invests with an awareness of the global economic backdrop and the sub-adviser’s outlook for certain industries, sectors, and individual countries, the sub-adviser’s decision-making process focuses on bottom-up stock selection. Country allocation is driven largely by stock selection, though the sub-adviser may limit investments in markets or industries that appear to have poor overall prospects.

Security selection reflects a growth style. The sub-adviser relies on a global team of investment analysts dedicated to in-depth fundamental research in an effort to identify companies capable of achieving and sustaining above-average, long-term earnings growth. The sub-adviser seeks to purchase stocks of companies at reasonable prices in relation to present or anticipated earnings, cash flow, or book value. In selecting investments, the sub-adviser generally favors companies with one or more of the following characteristics:

•	leading or improving market position;

•	attractive business niche;
•	attractive or improving franchise or industry position;
•	seasoned management;
•	stable or improving earnings and/or cash flow; and
•	sound or improving balance sheet.

Portfolio Manager(s)

Gonzalo Pangaro, Portfolio Manager

Gonzalo Pangaro is a vice president of T. Rowe Price Group, Inc., a vice president and portfolio manager of TRPIL and a vice president of T. Rowe Price International Funds, Inc. He is chairman of the Investment Advisory Committee for the strategy. Mr. Pangaro became co-chairman in 2008 and has been sole chairman since 2009. He joined T. Rowe Price in 1998 and his investment experience dates from 1991. He has served as a portfolio manager with T. Rowe Price throughout the past five years.

Directors and Officers

The following are the directors, officers, and control persons of T. Rowe Price. Unless otherwise noted, the address of each is 100 East Pratt Street, Baltimore, Maryland 21202.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Edward Cage Bernard	Director
John Raymond Gilner	Chief Compliance Officer
Brian Charles Rogers*	Chief Investment Officer, Director
Kenneth Van Moreland	Chief Financial Officer
David Oestreicher	Chief Legal Officer, Secretary
William Joseph Stromberg	President, Director
CONTROL PERSONS
Name	Relationship
T. Rowe Price Group, Inc.	Owns 100% of T. Rowe Price Associates, Inc.

*	Brian Rogers, former Management Committee member, chairman and chief investment officer (CIO), retired from the firm on March 31, 2017, following nearly 35 years at T. Rowe Price. At that time, he stepped down from his role as CIO, which he had held since 2004. He remains on the Board of Directors and serves as nonexecutive chair.

The following are the directors, officers, and control persons of TRPIL. Unless otherwise noted, the address of each is 60 Queen Victoria Street, EC4N 4TZ London, United Kingdom.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Edward Cage Bernard	President & Chairman of the Board/CEO/Director
Jeremy M Fisher	Chief Compliance Officer
David Oestreicher	Chief Legal Officer
Christopher David Alderson	Director
Ian Donald Kelson	Director
Robert Charles Higginbotham	Director
CONTROL PERSONS
Name	Relationship
T. Rowe Price Associates, Inc.	Owns 100% of TRPIL
T. Rowe Price Group, Inc.	Owns 100% of T. Rowe Price Associates, Inc.

T. Rowe Price and TRPIL also act as investment adviser or sub-adviser to the other registered investment companies set forth below, which have investment objectives that are similar to the portion of each Fund’s assets that are allocated to T. Rowe Price:

Fund	Net Assets (as of January 31, 2017)
T. Rowe Price Institutional Emerging Markets Equity Fund	$1.051 billion
T. Rowe Price Emerging Markets Stock Fund	$8.003 billion

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of T. Rowe Price.

INFORMATION ABOUT JPMORGAN

(VALUE FUND AND VALUE MULTI-MANAGER FUND)

JPMorgan’s main office is located at 270 Park Avenue, New York, NY 10017. JPMorgan is not affiliated with Strategic Advisers.

Investment Process

In managing the Fund, JPMorgan employs a bottom-up approach to stock selection, constructing portfolios based on company fundamentals and proprietary fundamental analysis. JPMorgan’s aim is to identify undervalued companies that have the potential to grow their intrinsic values per share and to purchase these companies at a discount.

JPMorgan may sell a security for several reasons. A security may be sold due to a change in the company’s fundamentals or if the adviser believes the security is no longer attractively valued. Investments may also be sold if JPMorgan identifies a stock that it believes offers a better investment opportunity.

Portfolio Manager(s)

Jonathan Simon, Portfolio Manager

Jonathan Simon, managing director, is the portfolio manager of JPMorgan’s portion of the fund’s assets, which he has managed since 2017. Mr. Simon joined the firm in 1980 and has served in various roles, including as an analyst and portfolio manager since 1987. Mr. Simon holds a M.A. in mathematics from oxford University.

Gloria Fu, Portfolio Manager

Gloria Fu, managing director, is a portfolio manager of JPMorgan’s portion of the fund’s assets, which she has managed since 2017. Ms. Fu joined the firm in 2002 and has served in various roles, including as an analyst and portfolio manager since 2006. Ms. Fu holds a Bachelors of Science and Masters degree in hotel administration from Cornell University and is also a CFA charterholder.

Lawrence Playford, Portfolio Manager

Lawrence Playford, managing director, is a portfolio manager of JPMorgan’s portion of the fund’s assets, which he has managed since 2017. Mr. Playford joined the firm in 1993 and has served in various roles, including as an analyst and portfolio manager since 2004. Mr. Playford holds a B.B.A. in accounting from the University of Notre Dame and an M.B.A. in finance from Fordham University. He is a Certified Public Accountant and a CFA charterholder.

Directors and Officers

The following are the directors, officers, and control persons of JPMorgan. Unless otherwise noted, the address of each is 270 Park Avenue, New York, NY, 10017.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
George C. Gatch	Director, Chairman, Managing Director
Mark A. Egert	Chief Compliance Officer, Executive Director
Michael A. Camacho	Director, Global Head of Beta Strategies, Managing Director
Anton C. Pil	Director, Global head of Real Assets, Managing Director
Scott E. Ritcher*	Secretary, Managing Director
Craig M. Sullivan	Treasurer, CFO, Managing Director

Name	Position
Paul A. Quinsee	Director, Global Head of Equities, Managing Director
Meg A. McClellan	Director, Managing Director
Lawrence M. Unrein	Director, CIO – Global Head of Private Equity, Managing Director
John T. Donohue	Director, President, CEO, Managing Director
Joy C. Dowd	Director, Control Officer Executive, Managing Director
Jedediah Isiah M. Laskowitz	Director, Co-Head of Global Investment Management Solutions, Managing Director
Robert C. Michele	Director, Investment Team Head, Managing Director
Michael J. O’Brien**	Director, Co-Head of Global Investment Management Solutions, Managing Director
Andrew R. Powell	Director, Managing Director
CONTROL PERSONS
Name	Relationship
JPMorgan Asset Management Holdings Inc.	Owns 100% of JPMorgan Investment Management Inc.

*	The address of Scott E. Ritcher is 1111 Polaris Parkway, Columbus, OH, 43240

**	The address of Michael J. O’Brien is 60 Victoria Embankment, London, United Kingdom

JPMorgan also acts as investment adviser or sub-adviser to the other registered investment companies set forth below, which have investment objectives that are similar to the portion of each Fund’s assets that are allocated to JPMorgan:

Fund	Net Assets (as of December 31, 2016)
JPMorgan Value Advantage Fund	$10.668 billion

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of JPMorgan.

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

On March 7, 2017, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve the Agreements with each New Sub-Adviser for the respective Funds. The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of each Agreement.

In considering whether to approve the Agreements, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of each Agreement is in the best interests of each Fund and its shareholders and that the approval of each such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under each Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract of any underlying fund in which a Fund may invest. The Board’s decision to approve each Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board noted that it is familiar with the nature, extent and quality of services provided by each New Sub-Adviser from its oversight of each New Sub-Adviser on behalf of other funds overseen by the Board and that the same support staff, including compliance personnel, that currently provides services to other Strategic Advisers funds will also provide services to each Fund. The Board also took into consideration each Fund’s investment objective, strategies and related investment philosophy and current sub-adviser lineup. The Board also considered the structure of each New Sub-Adviser’s portfolio manager compensation program with respect to the investment personnel that will provide services to each Fund and whether this structure provides appropriate incentives to act in the best interests of each Fund.

Resources Dedicated to Investment Management and Support Services. The Board noted that each New Sub-Adviser will utilize a different investment mandate to manage each Fund than it currently uses in managing other Strategic Advisers funds and reviewed the general qualifications and capabilities of the investment staff that will provide services to each Fund and its use of technology. The Board noted that each New Sub-Adviser’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered each New Sub-Adviser’s trading capabilities and resources which are integral parts of the investment management process.

Shareholder and Administrative Services. The Board also noted that it reviewed information regarding (i) the nature, extent, quality, and cost of advisory services provided by each New Sub-Adviser in connection with the annual renewal of existing sub-advisory agreements on behalf of other Strategic Advisers funds and (ii) the resources devoted to compliance policies and procedures at its September 2016 Board meeting.

Investment Performance. The Board also considered the historical investment performance of each New Sub-Adviser and the portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to each Fund under each Agreement should benefit each Fund’s shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing each Agreement, the Board considered the amount and nature of fees to be paid by each Fund to each Fund’s investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to each New Sub-Adviser and the projected change in each fund’s total management fee and total operating expenses, if any, as a result of hiring each New Sub-Adviser. The Board noted that T. Rowe Price will compensate TRPIL pursuant to the terms of the sub-subadvisory agreement and that the Emerging Markets Funds and Strategic Advisers are not responsible for any such fees or expenses.

With respect to the Emerging Markets Fund and the Emerging Markets Fund of Funds, the Board noted that each fund’s maximum aggregate annual management fee rate may not exceed 1.20% and 1.25% of each respective Fund’s average daily net assets and that each Agreement will not result in a change to the maximum aggregate annual management fee payable by each Fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.25% and 0.30% portion of the fund’s management fee through September 30, 2019 and April 30 2018, respectively. The Board also considered that Strategic Advisers has contractually agreed to reimburse the retail class, Class L and Class N of the fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, sub-advisory fees and acquired fund fees and expenses, if any) as a percentage of net assets exceed 0.10%, 0.10% and 0.35%, respectively, through April 30, 2018. In addition, the Board noted that Strategic Advisers has voluntarily agreed to reimburse Class F of the Emerging Markets Fund of Funds to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, sub-advisory fees and acquired fund fees and expenses, if any) exceed 0.10% of the class’ average net assets and that such arrangement may be terminated or modified by Strategic Advisers at any time. The Board also considered that each fund’s total management fee and total net expenses after allocating assets to each New Sub-Adviser are expected to continue to rank below median of its competitive peer group. The Board also considered that there are no expected changes to each fund’s total management fee and total net expenses as a result of approving each Agreement because Strategic Advisers does not expect to allocate any assets of the fund to each New Sub-Adviser at this time.

With respect to the Value Fund and the Value Multi-Manager Fund, the Board noted that each fund’s maximum aggregate annual management fee rate may not exceed 0.70% and 1.00% of each respective Fund’s average daily net assets and that each Agreement will not result in a change to the maximum aggregate annual management fee payable by each Fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.25% portion of the fund’s management fee through September 30, 2019. The Board also considered that Strategic Advisers has contractually agreed to reimburse the retail class, Class L and Class N of the fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses and acquired fund fees and expenses, if any) as a percentage of net assets exceed 0.90%, 0.90% and 1.15%, respectively, through April 30, 2018. In addition, the Board noted that Strategic Advisers has voluntarily agreed to reimburse Class F of the Value Multi-Manager Fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any) exceed 0.81% of the class’ average net assets and that such arrangement may be terminated or modified by Strategic Advisers at any time. The Board also considered that each fund’s total management fee and total net expenses after allocating assets to each New Sub-Adviser are expected to continue to rank below median of it’s competitive peer group. The Board also considered that there are no expected changes to each fund’s total management fee and total net expenses as a result of approving each Agreement because Strategic Advisers does not expect to allocate any assets of the fund to each new Sub-Adviser at this time.

Based on its review, the Board concluded that each Fund’s management fee structure and any projected changes to total expenses (if any) continue to bear a reasonable relationship to the services that each Fund and its shareholders will receive and the other factors considered.

Because each Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by each Fund or Strategic Advisers’ portion of the management fee, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates and each sub-adviser from their relationships with the Funds, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of each Fund’s advisory agreement with Strategic Advisers and each sub-advisory agreement. With respect to each New Sub-Adviser, the Board considered management’s representation that it does not anticipate that the hiring of each New Sub-Adviser will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the Funds during its annual renewal of each Fund’s advisory agreement with Strategic Advisers and each Fund’s sub-advisory agreements. The Board noted that each Agreement provides for breakpoints that have the potential to reduce sub-advisory fees paid to each New Sub-Adviser as assets allocated to each New Sub-Adviser grow. With respect to the Value Funds, the Board also noted that under the sub-advisory agreements with JPMorgan, a lower sub-advisory fee rate is paid to JPMorgan as a result of aggregating assets managed by JPMorgan on behalf of all funds managed by Strategic Advisers.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that each Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that each Agreement should be approved because the agreement is in the best interests of the Fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a Fund may invest. In addition, the Board concluded that the approval of each Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation, the Funds’ principal underwriter and distribution agent, is 100 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the funds through the fiscal period ended May 31, 2016 for the Value Fund and the Value Multi-Manager Fund or through the fiscal period ended February 28, 2017 for the Emerging Markets Fund and the Emerging Markets Fund of Funds:

Fund	Broker	Affiliate	Transactions Initiated By	Com- missions	Percentage of Aggregate Brokerage Com- missions
Emerging Markets Fund	Fidelity Capital Markets	FMR LLC	Strategic Advisers, Inc.	$96	0.01%

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of February 28, 2017:

Fund	Shares Outstanding
Emerging Markets Fund	503,507,969
Emerging Markets Fund of Funds	1,447,417
Value Fund	570,921,211
Value Multi-Manager Fund	1,305,744

As of February 28, 2017 the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of each Fund’s outstanding shares.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of each Fund as of February 28, 2017, was as follows:

Class Name	Owner Name	City	State	Ownership %
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2020 FUND	BOSTON	MA	16.43%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2035 FUND	BOSTON	MA	12.06%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2045 FUND	BOSTON	MA	9.97%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2040 FUND	BOSTON	MA	8.80%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2055 FUND	BOSTON	MA	8.36%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2030 FUND	BOSTON	MA	7.96%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2025 FUND	BOSTON	MA	7.92%
Emerging Markets Fund of Funds – Class F	FIDELITY® MULTI- MANAGER 2050 FUND	BOSTON	MA	7.84%
Emerging Markets Fund of Funds*	FIMM LLC	BOSTON	MA	67.05%
Emerging Markets Fund of Funds – Class L	FIMM LLC	BOSTON	MA	76.97%
Emerging Markets Fund of Funds – Class N	FIMM LLC	BOSTON	MA	99.97%

Class Name	Owner Name	City	State	Ownership %
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2020 FUND	BOSTON	MA	14.90%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2035 FUND	BOSTON	MA	13.10%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2045 FUND	BOSTON	MA	10.86%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2040 FUND	BOSTON	MA	9.59%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2055 FUND	BOSTON	MA	9.09%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2050 FUND	BOSTON	MA	8.49%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2030 FUND	BOSTON	MA	8.16%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2025 FUND	BOSTON	MA	7.57%
Value Multi-Manager Fund – Class F	FIDELITY MULTI- MANAGER 2060 FUND	BOSTON	MA	5.20%
Value Multi-Manager Fund*	FIMM LLC	BOSTON	MA	56.94%
Value Multi-Manager Fund*	FMR LLC	BOSTON	MA	11.18%
Value Multi-Manager Fund – Class L	FIMM LLC	BOSTON	MA	100%
Value Multi-Manager Fund – Class N	FIMM LLC	BOSTON	MA	99.99%

*	The ownership information shown above is for a class of shares of the fund.

As of February 28, 2017, the following owned of record and/or beneficially 25% or more of the outstanding shares:

Class Name	Owner Name	City	State	Ownership %
Emerging Markets Fund of Funds	FIMM LLC	BOSTON	MA	57.27%
Value Multi-Manager Fund	FIMM LLC	BOSTON	MA	47.15%

A shareholder owning of record or beneficially more than 25% of a fund’s outstanding shares may be considered a controlling person. That shareholder’s vote could have a more significant effect on matters presented at a shareholders’ meeting than the votes of other shareholders.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi-annual report, if any, call 1-800-544-3455 (Emerging Markets Fund and Value Fund) or 1-800-835-5095 (Emerging Markets Fund of Funds and Value Multi-Manager Fund) or write to Fidelity Distributors Corporation at 100 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem Street, Smithfield, Rhode Island, 02917, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

The third-party marks appearing above are the marks of their respective owners.

Strategic Advisers is a registered service mark of FMR LLC. © 2017 FMR LLC. All rights reserved.

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